CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated February 7, 1997 included in Georgia-Pacific Corporation's Annual Report on Form 10-K for the year ended December 31, 1996, as amended by Georgia-Pacific's Annual Report on Form 10-K/A filed on March 17, 1997 and its Annual Report on Form 10-K/A-1 filed on March 25, 1997, and to all references to our Firm included in this Registration Statement.

                                        /s/ARTHUR ANDERSEN LLP
                                        ARTHUR ANDERSEN LLP


Atlanta, Georgia